[Letterhead of Brown & Wood LLP]


                                                                     Exhibit 5

                                                           June 2, 1997


Morgan Stanley, Dean Witter, Discover & Co.
1585 Broadway
New York, New York  10036

Ladies and Gentlemen:

      We have acted as counsel to Morgan Stanley, Dean Witter, Discover & Co., a Delaware corporation (the "Company"), in connection with a registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to $200,000,000 aggregate initial offering price of (i) warrants entitling the holders thereof to receive from the Company, upon exercise, an amount in cash determined by reference to the right to purchase and/or the right to sell a specified amount or specified amounts of one or more currencies or currency units or any combination thereof for a specified amount or specified amounts of one or more different currencies or currency units or combination thereof ("Currency Warrants"), (ii) warrants entitling the holders thereof to receive from the Company, upon exercise, an amount in cash determined by reference to decreases and/or increases in the level of a specified index or in the levels (or relative levels) of two or more indices or combinations of indices, which index or indices may be based on one or more stocks, bonds or other securities, one or more interest rates, one or more currencies or currency units, or any combination of the foregoing ("Index Warrants"), and (iii) warrants entitling the holders thereof to receive from the Company, upon exercise, an amount in cash determined by reference to decreases and/or increases in the yield or closing price of one or more specified debt instruments issued either by the United States government or by a foreign government, in the interest rate, interest rate swap rate or other rate established from time to time by one or more specified financial institutions or in any specified combination of the foregoing ("Interest Rate Warrants"). The Index Warrants, Currency Warrants and Interest Rate Warrants will be issued under Index Warrant Agreements, Currency Warrant Agreements and Interest Rate Warrant Agreements, respectively, each to be entered into among the Company, Morgan Stanley & Co. Incorporated, as determination agent, and a warrant agent. Such Index Warrants, Currency Warrants and Interest Rate Warrants are hereinafter collectively referred to as the "Warrants" and such Index Warrant Agreements, Currency Warrant Agreements and Interest Rate Warrant Agreements are collectively hereinafter referred to as the "Warrant Agreements". The forms of the Warrants and the Warrant Agreements are filed as exhibits to the Registration Statement.

      In rendering this opinion, we have examined the originals or copies, certified to our satisfaction, of such corporate records and other documents and certificates as we deemed necessary. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of all such latter documents. In addition, in rendering this opinion, we have assumed the authorization, execution and delivery of the Warrant Agreements by all parties other than the Company. As to any facts material to this opinion, we have, when relevant facts were not independently established by us, relied upon the aforesaid records, certificates and documents.

      Based upon the foregoing, we are of the opinion that the Warrants and the Warrant Agreements have been duly authorized and that, when the Warrant Agreements corresponding to Warrants being issued thereunder have been duly executed and delivered and the Warrants have been duly executed and issued, in each case in accordance with the provisions of the applicable Warrant Agreement, and duly paid for by the purchasers thereof, all required corporate action will have been taken with respect to the issuance and sale of the Warrants, and the Warrants will have been validly issued and will constitute valid and binding obligations of the Company.

      We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.


                                                   Very truly yours,

                                                   /s/ Brown & Wood LLP